Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-234357) pertaining to the 2019 Equity Incentive Plan, 2019 Incentive Award Plan, and 2019 Employee Stock Purchase Plan of Phathom Pharmaceuticals, Inc., and

(2)	Registration Statement (Form S-3 No. 333-250014) of Phathom Pharmaceuticals, Inc.;

of our report dated March 30, 2021, with respect to the financial statements of Phathom Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

San Diego, California

March 30, 2021